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                                                                    EXHIBIT 5.1


                      [LETTERHEAD OF DEWEY BALLANTINE LLP]


                                                              May 28, 1998



The Ultimate Software Group, Inc.
3111 Stirling Road
Suite 308
Ft. Lauderdale, FL  33312

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-1 (Registration No. 333-47881) (the "Registration Statement"), filed by The Ultimate Software Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for purposes of registering under the Act up to 3,737,500 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, including (1) 3,250,000 shares to be sold by the Company and an additional 333,000 shares that are subject to sale by the Company pursuant to the underwriters' over-allotment option (together, the "Company Shares") and
(2) 154,500 shares that are subject to sale by certain selling stockholders pursuant to the underwriters' over-allotment option (the "Selling Stockholder Shares").

                  We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination, we have assumed the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents.

                  Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.



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The Ultimate Software Group, Inc.
May 28, 1998
Page 2

         2. The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  Our opinion set forth herein is limited in all cases to matters arising under the General Corporation Law of the State of Delaware. We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                                DEWEY BALLANTINE LLP